Exhibit 99.1

Transocean Partners LLC Reports First Quarter 2016 Results

•	Distributable cash flow attributable to controlling interest was $34 million, compared with $38 million in the fourth quarter of 2015;

•	A quarterly distribution of $0.3625 per unit has been declared;

•	Fleet revenue efficiency(1) was 92.8 percent, compared with 97.5 percent in the previous quarter;

•	Fleet utilization(2) was 100 percent, unchanged from the fourth quarter of 2015;

•	Revenues were $144 million, compared with $154 million in the prior quarter;

•	Operating and maintenance expense was $55 million, compared with $54 million in the previous quarter;

•

Net income attributable to controlling interest was $31 million, $0.45 per unit, compared with net income attributable to controlling interest of $34 million, $0.49 per unit, in the previous quarter; and

•	The Annual Effective Tax Rate(3) was 5.4 percent, down sequentially from 6.6 percent.

LONDON—May 6, 2016—Transocean Partners LLC (NYSE: RIGP) today reported net income attributable to controlling interest for the three months ended March 31, 2016, of $31 million, or $0.45 per unit.

Distributable cash flow attributable to controlling interest was $34 million, compared with $38 million in the fourth quarter of 2015. For the three months ended March 31, 2016, a quarterly distribution of $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units, has been declared.

For the three months ended March 31, 2015, the company reported a net loss attributable to controlling interest of $6 million, $0.09 per unit, which included a loss of $67 million on the impairment of goodwill ($34 million attributable to controlling interest). Excluding the impairment, first quarter 2015 adjusted net income was $28 million, or $0.41 per unit.

Revenues decreased $10 million sequentially to $144 million due primarily to lower revenue efficiency on the Discoverer Clear Leader.

Operating and maintenance expense increased $1 million sequentially to $55 million.

General and administrative expense was $6 million, down from $7 million in the prior quarter.

The company’s Effective Tax Rate (4) decreased to 5.8 percent from 6.6 percent in the fourth quarter of 2015. The Annual Effective Tax Rate was 5.4 percent, compared with 6.6 percent in the previous quarter. The decrease was due primarily to changes in adjusted pretax income.

“The company continues to generate solid cash flows to support our quarterly distribution,” said President, Chief Executive Officer and Chief Financial Officer Kathleen McAllister. “Although our revenue efficiency was lower than anticipated during the quarter, we continue to deliver overall strong operating margins and are on track to meet our 2016 targeted revenue efficiency of 95 percent.”

Non-GAAP Financial Measures

Distributable cash flow and adjusted net income are non-GAAP financial measures; reconciliations of the non-GAAP measures to the most directly comparable GAAP measures are provided in the accompanying schedules and are displayed in quantitative schedules on the company’s website at: www.transoceanpartners.com.

About Transocean Partners

Transocean Partners is a growth-oriented limited liability company formed by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.

For more information about Transocean Partners, please visit: www.transoceanpartners.com.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, unit repurchases and the timing of the repurchases, the distribution and timing of distribution payments, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, utilization, downtime and other aspects of Transocean Partners’ drilling rigs, adverse changes in laws including with respect to tax and regulatory matters, changes in tax estimates, impairment of goodwill, asset impairments, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the prices of oil and gas, capital markets and other factors, including those and other factors discussed in  Transocean Partners’ Annual Report on Form 10-K for the year ended December 31, 2015, and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov.  Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.

Conference Call Information

Transocean Partners will conduct a teleconference starting at 10 a.m. EDT, 3 p.m. BST, on Monday, May 9, 2016, to discuss the period’s results. To participate, dial +1 719-325-2278 and refer to confirmation code 6046483 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed on Transocean Partners’ website, www.transoceanpartners.com, by selecting "Investor Relations." Supplemental materials that may be referenced during the teleconference will be posted to the website and can be found by selecting "Investor Relations/Financial Reports."

A replay of the conference call will be available after 1 p.m. EST, 6 p.m. BST, on May 9, 2016. The replay, which will be archived for approximately 30 days, can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 6046483. The replay will also be available on the company’s website.

Notes

(1) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled "Revenue Efficiency."

(2) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.

(3) Annual Effective Tax Rate is defined as income tax expense excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

(4) Effective Tax Rate is defined as income tax expense divided by income before income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per unit data)

(Unaudited)

	Three months ended
	March 31,
	2016	2015
Operating revenues
Contract drilling revenues	$141	$136
Other revenues	3	4
	144	140
Costs and expenses
Operating and maintenance	55	58
Depreciation	17	17
General and administrative	6	5
	78	80

Loss on impairment	—	(67)
Operating income (loss)	66	(7)

Other income
Interest income	1	1
Income (loss) before income tax expense	67	(6)
Income tax expense	4	4

Net income (loss)	63	(10)
Net income (loss) attributable to noncontrolling interest	32	(4)
Net income (loss) attributable to controlling interest	$31	$(6)

Earnings (loss) per unit—basic
Earnings (loss) per common unit	$0.45	$(0.09)
Earnings (loss) per subordinated unit	$0.45	$(0.09)

Earnings (loss) per unit—diluted
Earnings (loss) per common unit	$0.45	$(0.09)
Earnings (loss) per subordinated unit	$0.45	$(0.09)

Weighted-average units outstanding—basic
Common units	41	41
Subordinated units	28	28

Weighted-average units outstanding—diluted
Common units	41	41
Subordinated units	28	28

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except unit data)

(Unaudited)

	March 31,	December 31,
	2016	2015

Assets
Cash and cash equivalents	$155	$159
Accounts receivable	110	115
Accounts receivable from affiliates	1	1
Materials and supplies, net of allowance for obsolescence of $6 at March 31, 2016 and December 31, 2015	40	34
Prepaid assets	4	7
Total current assets	310	316

Property and equipment	2,307	2,296
Less accumulated depreciation	(422)	(401)
Property and equipment, net	1,885	1,895

Deferred income taxes, net	9	10
Other assets	9	10
Total assets	$2,213	$2,231

Liabilities and equity
Accounts payable to affiliates	$53	$51
Deferred revenues	11	15
Other current liabilities	2	2
Total current liabilities	66	68

Long-term tax liability	4	3
Drilling contract intangible liability	10	14
Other long-term liabilities	1	1
Total long-term liabilities	15	18

Commitments and contingencies

Common units, 40,964,880 and 41,287,810 issued and outstanding at March 31, 2016 and December 31, 2015, respectively	761	757
Subordinated units, 27,586,207 issued and outstanding at March 31, 2016 and December 31, 2015	510	505
Total members’ equity	1,271	1,262

Noncontrolling interest	861	883
Total equity	2,132	2,145
Total liabilities and equity	$2,213	$2,231

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three months ended
	March 31,
	2016	2015

Cash flows from operating activities
Net income (loss)	$63	$(10)
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangible	(4)	(4)
Depreciation	17	17
Patent royalties expense	6	5
Loss on impairment	—	67
Deferred income taxes	1	1
Other, net	—	1
Changes in deferred revenues, net	(4)	(5)
Changes in deferred costs, net	1	(2)
Changes in operating assets and liabilities	(2)	51
Net cash provided by operating activities	78	121

Cash flows from investing activities
Payments to affiliates for capital expenditures	—	(3)
Net cash used in investing activities	—	(3)

Cash flows from financing activities
Distributions of available cash to unitholders	(25)	(25)
Distributions to holder of noncontrolling interests	(54)	(25)
Payments to repurchase common units	(3)	—
Contributions for parent indemnification of lost revenues	—	10
Net cash used in financing activities	(82)	(40)

Net increase (decrease) in cash and cash equivalents	(4)	78
Cash and cash equivalents at beginning of period	159	86
Cash and cash equivalents at end of period	$155	$164

Transocean Partners LLC and Subsidiaries

Revenue Efficiency(1)

	1Q 2016	4Q 2015	1Q 2015	FY 2015	FY 2014
Discoverer Clear Leader	83.3%	103.1%	95.2%	98.7%	88.8%
Discoverer Inspiration	96.5%	92.4%	99.1%	82.5%	97.4%
Development Driller III	99.9%	96.9%	99.5%	101.1%	98.3%
Total fleet	92.8%	97.5%	97.7%	93.8%	94.6%

(1)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Partners LLC and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In US$ millions, except tax rates)

	Three months ended
	March 31,	December 31,	March 31,
	2016	2015	2015

Income (loss) before income taxes	$67	$76	$(6)
Add back (subtract):
Loss on impairment of goodwill	—	—	67
Adjusted income before income taxes	$67	$76	$61

Income tax (benefit) expense	$4	$5	$4
Add back (subtract):
Changes in estimates (1)	—	—	—
Adjusted income tax expense	$4	$5	$4

Effective Tax Rate (2)	5.8%	6.6%	-55.7%

Annual Effective Tax Rate (3)	5.4%	6.6%	6.4%

(1)

Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation allowances on deferred taxes and (c) other tax liabilities.

(2)	Effective Tax Rate is income tax expense, divided by income before income taxes.
(3)

Annual Effective Tax Rate is income tax expense, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Partners LLC and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Distributable Cash Flow

(in US$ millions, except coverage ratio)

									Trailing		Year
	Three months ended								12		ended
	03/31/16		12/31/15		09/30/15		06/30/15		months		12/31/15

Net income (loss)	$63		$71		$(261)		$73		$(54)		$(127)
Plus:
Income tax expense	4		5		1		4		14		14
Interest income	(1)		-		-		(1)		(2)		(2)
Interest expense	-		-		-		1		1		1
Depreciation expense	17		17		17		17		68		68

EBITDA	83		93		(243)		94		27		(46)
Plus:
Recognition of prior certification costs and license fees	1		1		1		-		3		3
Recognition of non-cash patent royalty expense	6		6		5		7		24		23
Loss on impairment of goodwill	-		-		289		-		289		356
Less:
Recognition of drilling contract intangible	4		4		4		3		15		15
Recognition of pre-operating revenues	4		4		4		4		16		19

Adjusted EBITDA	82		92		44		94		312		302
Plus:
Planned out-of-service operating and maintenance expense	1		1		4		3		9		10
Cash proceeds from pre-operating revenues associated with long-term receivables	4		4		4		3		15		17
Less:
Estimated maintenance and replacement capital expenditures	17		16		17		17		67		66
Cash interest income, net	-		-		-		(1)		(1)		(2)
Cash income taxes	1		2		2		4		9		9

Distributable Cash Flow	69		79		33		80		261		256
Distributable cash flow attributable to noncontrolling interest	35		41		17		41		134		131
Distributable cash flow attributable to controlling interest	$34		$38		$16		$39		$127		$125

Aggregate declared distribution to unitholders	$25		$25		$25		$25		$100		$100

Distribution coverage ratio	1.37	x	1.51	x	0.64	x	1.56	x	1.25	x	1.25	x

Transocean Partners LLC and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Distributable Cash Flow

(in US$ millions, except coverage ratio)

					Trailing	Year
	Three months ended				12	ended
	03/31/16	12/31/15	09/30/15	06/30/15	months	12/31/15

Net cash provided by operating activities	$78	$68	$67	$56	$269	$312
Plus:
Changes in operating assets and liabilities	2	21	(22)	38	39	(14)
Changes in deferred revenues, net	4	5	4	2	15	16
Changes in deferred costs, net	(1)	(1)	(1)	(2)	(5)	(2)
Interest income, net of interest expense	(1)	-	-	-	(1)	(1)
Income tax expense, current	3	-	3	3	9	9
Recognition of drilling contract intangible	4	4	4	3	15	15
Recognition of non-cash patent royalty expense	(6)	(6)	(5)	(7)	(24)	(23)
Loss on impairment of goodwill	-	-	(289)	-	(289)	(356)
Other, net	-	2	(4)	1	(1)	(2)

EBITDA	83	93	(243)	94	27	(46)
Plus:
Recognition of prior certification costs and license fees	1	1	1	-	3	3
Recognition of non-cash patent royalty expense	6	6	5	7	24	23
Loss on impairment of goodwill	-	-	289	-	289	356
Less:
Recognition of drilling contract intangible	4	4	4	3	15	15
Recognition of pre-operating revenues	4	4	4	4	16	19

Adjusted EBITDA	82	92	44	94	312	302
Plus:
Planned out-of-service operating and maintenance expense	1	1	4	3	9	10
Cash proceeds from pre-operating revenues
associated with long-term receivables	4	4	4	3	15	17
Less:
Estimated maintenance and replacement capital expenditures	17	16	17	17	67	66
Cash interest income, net	-	-	-	(1)	(1)	(2)
Cash income taxes	1	2	2	4	9	9

Distributable Cash Flow	69	79	33	80	261	256
Distributable cash flow attributable to noncontrolling interest	35	41	17	41	134	131
Distributable cash flow attributable to controlling interest	$34	$38	$16	$39	$127	$125

Aggregate declared distribution to unitholders	$25	$25	$25	$25	$100	$100

Distribution coverage ratio	1.37x	1.51x	0.64x	1.56x	1.25x	1.25x

Transocean Partners LLC and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Adjusted Net Income and Adjusted Diluted Earnings Per Unit

(in US$ millions, except per unit data)

	YTD
	03/31/16
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$31
Add back (subtract):
Discrete tax items and other, net	-
Net income, as adjusted	$31

Adjusted Diluted Earnings Per Unit:
Diluted earnings (loss) per unit, as reported	$0.45
Add back (subtract):
Discrete tax items and other, net	-
Diluted earnings per unit, as adjusted	$0.45

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/15	12/31/15	09/30/15	09/30/15	06/30/15	06/30/15	03/31/15
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$(71)	$34	$(105)	$(134)	$29	$35	$(6)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	182	-	182	148	34	-	34
Net income, as adjusted	$111	$34	$77	$14	$63	$35	$28

Adjusted Diluted Earnings Per Unit:
Diluted earnings (loss) per unit, as reported	$(1.02)	$0.49	$(1.52)	$(1.94)	$0.43	$0.51	$(0.09)
Add back (subtract):
Loss on impairment of goodwill attributable to controlling interest	2.62	-	2.63	2.13	0.49	-	0.50
Diluted earnings per unit, as adjusted	$1.60	$0.49	$1.11	$0.19	$0.92	$0.51	$0.41